As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-262798

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROIVANT SCIENCES LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	2834	98-1173944
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1, 3rd Floor

11-12 St. James’s Square

London SW1Y 4LB

United Kingdom

+44 207 400 3347

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware 19808

(800) 927-9801

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Derek J. Dostal Stephen Byeff Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Roivant Sciences Ltd. is filing this Amendment No. 1 to its Registration Statement on Form S-1 (File No. 333-262798) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information Not Required in Prospectus

Item 16(a).	Exhibits.

Exhibit No.	Description of Exhibit

2.1*	Business Combination Agreement, dated as of May 1, 2021, by and among Montes Archimedes Acquisition Corp., Roivant Sciences Ltd. and Rhine Merger Sub, Inc. (incorporated by reference pursuant to its inclusion as Annex A to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on August 6, 2021)

2.2#*	Agreement and Plan of Merger, dated as of February 2, 2021, by and among Roivant Sciences Ltd., Silicon Insite, Inc., Silicon TX China, Silicon Therapeutics, LLC and Silicon SWAT, Inc. (incorporated by reference to Exhibit 2.2 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

2.3#*	Stock Purchase Agreement, dated as of November 6, 2020, by and among Oncopia Therapeutics, Inc., Pharmavant 5, Inc., certain selling securityholders and certain seller representative (incorporated by reference to Exhibit 2.3 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

2.4#*	Amendment No. 1 to the Stock Purchase Agreement, dated as of November 17, 2020, by and among Oncopia Therapeutics, Inc., Pharmavant 5, Inc., certain selling securityholders and WRYP Stockholders Services, LLC (incorporated by reference to Exhibit 2.4 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

2.5*	Transaction Agreement, dated as of October 31, 2019, by and among Sumitomo Dainippon Pharma Co., Ltd., Vant Alliance Ltd., Roivant Sciences Ltd., Enzyvant Therapeutics Ltd., Altavant Sciences Ltd. and Spirovant Sciences Ltd. (incorporated herein by reference to Exhibit 7.04 of Roivant Sciences Ltd.’s Schedule 13D/A, filed with the SEC on November 4, 2019) (incorporated by reference to Exhibit 2.5 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

2.6#*	Asset Purchase Agreement, dated as of July 10, 2018, by and among GlaxoSmithKline Intellectual Property Development Ltd., Glaxo Group Limited and Dermavant Sciences GmBH (incorporated by reference to Exhibit 2.6 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

2.7#*	Asset Purchase Agreement, dated as of May 29, 2012, by and between Glaxo Group Limited and Welichem Biotech Inc. (incorporated by reference to Exhibit 2.7 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

2.8#*	First Amendment to the Asset Purchase Agreement, dated as of August 31, 2012, by and between Glaxo Group Limited and Welichem Biotech, Inc. (incorporated by reference to Exhibit 2.8 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

2.9*	Amendment No. 1 to the Business Combination Agreement, dated June 9, 2021, by and among Montes Archimedes Acquisition Corp., Roivant Sciences Ltd. and Rhine Merger Sub, Inc. (incorporated by reference pursuant to its inclusion as Annex AA to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

3.1*	Memorandum of Association of Roivant Sciences Ltd. (incorporated by reference to Exhibit 3.1 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

3.2*	Amended and Restated Bye-laws of Roivant Sciences Ltd. (incorporated by reference to Exhibit 3.1 to Roivant Sciences Ltd.’s Form 8-K filed with the SEC on October 1, 2021)

4.1*	Specimen Unit Certificate of Montes Archimedes Acquisition Corp. (incorporated herein by reference to Exhibit 4.1 of Montes Archimedes Acquisition Corp.’s Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on September 24, 2020)

Exhibit No.	Description of Exhibit

4.2*	Specimen Class A Common Stock Certificate of Montes Archimedes Acquisition Corp. (incorporated herein by reference to Exhibit 4.2 of Montes Archimedes Acquisition Corp.’s Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on September 24, 2020)

4.3*	Specimen Warrant Certificate of Montes Archimedes Acquisition Corp. (incorporated herein by reference to Exhibit 4.3 of Montes Archimedes Acquisition Corp.’s Amendment No. 1 to the Registration Statement on Form S-1, filed with the SEC on September 24, 2020)

4.4*	Warrant Agreement between Continental Stock Transfer & Trust Company and Montes Archimedes Acquisition Corp. (incorporated herein by reference to Exhibit 4.1 of Montes Archimedes Acquisition Corp.’s Current Report on Form 8-K, filed with the SEC on October 13, 2020)

4.5*	Specimen Ordinary Share Certificate of Roivant Sciences Ltd. (incorporated by reference to Exhibit 4.5 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on August 3, 2021, as amended)

4.6*	Specimen Warrant Certificate of Roivant Sciences Ltd. (incorporated by reference to Exhibit 4.6 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on August 3, 2021, as amended)

4.7*	Form of Warrant Assumption Agreement, by and between Montes Archimedes Acquisition Corp., Roivant Sciences Ltd. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.7 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on August 3, 2021, as amended)

5.1*	Opinion of Conyers Dill & Pearman Limited as to matters concerning the laws of Bermuda as to the validity of the Common Shares of Roivant Sciences Ltd.

8.1*	Opinion of Davis Polk & Wardwell London LLP regarding certain U.K. tax matters

8.2*	Opinion of Davis Polk & Wardwell LLP regarding certain U.S. tax matters

10.1*	Third Amended and Restated Registration Rights Agreement, dated as of May 1, 2021, by and among Roivant Sciences Ltd. and the parties thereto (incorporated by reference pursuant to its inclusion as Annex C to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021)

10.2*	Form of Subscription Agreement (incorporated by reference pursuant to its inclusion as Annex B to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021)

10.3*	Sponsor Support Agreement, dated as of May 1, 2021, by and among Roivant Sciences Ltd., Montes Archimedes Acquisition Corp., Patient Square Capital LLC and certain shareholders of Roivant Sciences Ltd. (incorporated by reference pursuant to its inclusion as Annex E to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021)

10.4*	Form of Transaction Support Agreement, dated as of May 1, 2021, by and among Roivant Sciences Ltd., Montes Archimedes Acquisition Corp. and certain shareholders of Roivant Sciences Ltd. (incorporated by reference pursuant to its inclusion as Annex D to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021)

10.5*	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Montes Archimedes Acquisition Corp. (incorporated herein by reference to Exhibit 10.1 of Montes Archimedes Acquisition Corp.’s Current Report on Form 8-K, filed with the SEC on October 13, 2020)

10.6#*	License Agreement, dated as of December 19, 2017, by and between HanAll Biopharma Co., Ltd. and Roivant Sciences GmbH (incorporated herein by reference to Exhibit 10.6 of Immunovant, Inc.’s Current Report on Form 8-K, filed with the SEC on December 20, 2019)

10.7#*	Collaboration and License Agreement, dated as of January 15, 2020, by and between Dermavant Sciences GmbH and Japan Tobacco Inc. (incorporated by reference to Exhibit 10.7 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

Exhibit No.	Description of Exhibit

10.8#*	Clinical Manufacturing and Supply Agreement, dated August 20, 2018, by and between Dermavant Sciences GmbH and GlaxoSmithKline Trading Services Limited. (incorporated by reference to Exhibit 10.8 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.9#*	Commercial Manufacturing and Supply Agreement, dated April 1, 2019, by and between Dermavant Sciences GmbH and GlaxoSmithKline Trading Services Limited. (incorporated by reference to Exhibit 10.9 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.10#*	Funding Agreement, dated as of July 10, 2018, by and between Dermavant Sciences GmBH and NovaQuest Co-Investment Fund VIII, L.P. (incorporated by reference to Exhibit 10.10 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.11#*	First Amendment to Funding Agreement, dated as of October 11, 2018, by and between Dermavant Sciences GmBH and NovaQuest Co-Investment Fund VIII, L.P. (incorporated by reference to Exhibit 10.11 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.12#*	License Agreement, dated as of November 21, 2018, by and between Cincinnati Children’s Hospital Medical Center and Aruvant Sciences GmbH (incorporated by reference to Exhibit 10.12 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.13#*	Subscription Agreement, dated as of November 21, 2018 by and between Cincinnati Children’s Hospital Medical Center and Aruvant Sciences Ltd. (incorporated by reference to Exhibit 10.13 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.14#*	Cross License Agreement, dated as of April 11, 2018, by and between Genevant Sciences Ltd. and Arbutus Biopharma Corporation (incorporated herein by reference to Exhibit 10.3 of Arbutus Biopharma Corporation’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2020, filed with the SEC on August 7, 2020)

10.15#*	First Amendment to Cross License Agreement, dated as of June 27, 2018, by and among Genevant Sciences Ltd., Genevant Sciences GmbH and Arbutus Biopharma Corporation (incorporated herein by reference to Exhibit 10.4 of Arbutus Biopharma Corporation’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2020, filed with the SEC on August 7, 2020)

10.16#*	Second Amendment to Cross License Agreement, dated as of June 27, 2018, by and among Genevant Sciences Ltd., Genevant Sciences GmbH and Arbutus Biopharma Corporation (incorporated herein by reference to Exhibit 10.5 of Arbutus Biopharma Corporation’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2020, filed with the SEC on August 7, 2020)

10.17#*	License Agreement, dated as of November 19, 2018, by and between iNtRON Biotechnology, Inc. and Pharmavant 1 GMBH in Formation (incorporated by reference to Exhibit 10.17 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.18#*	First Amendment to License Agreement, dated as of March 23, 2019, by and between iNtRON Biotechnology, Inc. and Pharmavant 1 GMBH in Formation (incorporated by reference to Exhibit 10.18 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.19#*	Second Amendment to License Agreement, dated as of August 28, 2019, by and between iNtRON Biotechnology, Inc. and Lysovant Sciences GMBH (incorporated by reference to Exhibit 10.19 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.20#*	Research Agreement, dated as of January 1, 2018, by and between Oncopia Therapeutics, LLC and the Regents of the University of Michigan (incorporated by reference to Exhibit 10.20 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.21#*	Fifth Amendment to the Sponsored Research Agreement, dated as of November 19, 2020, by and between Oncopia Therapeutics, Inc. and the Regents of the University of Michigan (incorporated by reference to Exhibit 10.21 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

Exhibit No.	Description of Exhibit

10.22#*	Amended and Restated Patent License Agreement, dated as of November 16, 2020, by and between Oncopia Therapeutics, Inc. and the Regents of the University of Michigan (incorporated by reference to Exhibit 10.22 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.23#*	Investors’ Rights Agreement, dated as of January 11, 2021, by and among Pharmavant 5, Inc., Roivant Sciences Ltd. and SK Holdings Co., Ltd. (incorporated by reference to Exhibit 10.23 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.24*	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.24 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.25*	Roivant Sciences Ltd. Amended and Restated 2015 Equity Incentive Plan (incorporated by reference to Exhibit 10.25 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.26*	Roivant Sciences Ltd. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to Roivant Sciences Ltd.’s Form S-8 filed with the SEC on October 8, 2021, as amended)

10.27*	Amended and Restated Employment Agreement between Roivant Sciences, Inc. and Vivek Ramaswamy, dated as of May 14, 2021 (incorporated by reference to Exhibit 10.27 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.28*	Executive Employment Agreement between Roivant Sciences, Inc. and Matthew Gline, dated as of May 14, 2021 (incorporated by reference to Exhibit 10.28 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.29*	Executive Employment Agreement between Roivant Sciences, Inc. and Eric Venker, dated as of May 14, 2021 (incorporated by reference to Exhibit 10.29 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.30*	Executive Employment Agreement between Roivant Sciences, Inc. and Benjamin Zimmer, dated as of May 14, 2021 (incorporated by reference to Exhibit 10.30 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on May 14, 2021, as amended)

10.31#*	Credit Agreement by and among Dermavant Sciences Ltd., Dermavant Holdings Limited, Dermavant Sciences IRL Limited, Dermavant Sciences GmbH, certain subsidiaries of Dermavant Sciences Ltd., XYQ Luxco S.A.R.L. and U.S. Bank National Association, as collateral agent, dated as of May 14, 2021(incorporated by reference to Exhibit 10.31 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.32#*	Revenue Interest Purchase and Sale Agreement by and among Dermavant Sciences GmbH, certain purchasers and U.S. Bank National Association as collateral agent, dated as of May 14, 2021 (incorporated by reference to Exhibit 10.32 to Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended)

10.33*	Amendment No. 1 to the Support Agreement, dated as of June 9, 2021, by and among Roivant Sciences Ltd., Montes Archimedes Acquisition Corp., Patient Square Capital LLC and certain shareholders of Roivant Sciences Ltd. (included as Annex EE to the joint proxy statement/prospectus which is part of Roivant Sciences Ltd.’s Form S-4 filed with the SEC on July 1, 2021, as amended, which is incorporated by reference)

10.34*	Amendment No. 2 to the Support Agreement, dated as of September 30, 2021, by and among Roivant Sciences Ltd., Montes Archimedes Acquisition Corp., Patient Square Capital LLC and certain shareholders of Roivant Sciences Ltd. (incorporated by reference to Exhibit 10.1 to Roivant Sciences Ltd.’s Form 8-K filed with the SEC on October 1, 2021)

10.35*	Roivant Sciences Ltd. Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to Roivant Sciences Ltd.’s Form S-8 filed with the SEC on October 8, 2021, as amended)

10.36#†*	Agreement and General Release Between Roivant Sciences Ltd., Roivant Sciences, Inc. and Benjamin Zimmer (incorporated by reference to Exhibit 10.1 to Roivant Sciences Ltd’s Form 10-Q for the period ending September 30, 2021 filed with the SEC on November 15, 2021)

Exhibit No.	Description of Exhibit

10.37#*	Third Amendment to Cross License Agreement, dated December 9, 2021, by and between Genevant Sciences GmbH and Arbutus Biopharma Corporation (incorporated by reference to Exhibit 10.37 to Roivant Sciences Ltd.’s Form S-1 filed with the SEC on December 22, 2021)

10.38*	Bonus Award Letter from Roivant Sciences Inc. to Benjamin Zimmer, dated as of December 21, 2021 (incorporated by reference to Exhibit 10.38 to Roivant Sciences Ltd.’s Form S-1 filed with the SEC on December 22, 2021)

10.39#†*	Exclusive License Agreement, dated as of November 24, 2021, by and between Eisai Co. Ltd and Pharmavant 7 GmbH (incorporated by reference to Exhibit 10.1 to Roivant Sciences Ltd.’s Form 10-Q for the period ending December 31, 2021 filed with the SEC on February 14, 2022)

10.40#!*	Common Shares Purchase Agreement, dated as of February 14, 2022, by and between Roivant Sciences Ltd. and CF Principal Investments LLC (incorporated by reference to Exhibit 10.1 to Roivant Sciences Ltd.’s Form 8-K filed with the SEC on February 14, 2022)

21.1*	List of Subsidiaries of Roivant Sciences Ltd.

23.1***	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of Roivant Sciences Ltd.

23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1)

23.3*	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 8.1)

24.1*	Power of Attorney (included on signature page)

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107*	Filing Fee Table

#	Portions of this exhibit have been omitted because they are both (i) not material and (ii) would likely cause competitive harm to Roivant Sciences Ltd. if publicly disclosed.
†

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally a copy of any omitted exhibit or schedule upon request by the Securities and Exchange Commission.

*!	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) because they are both (i) not material and (ii) contain personal information.
*	Previously filed
***	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on March 31, 2022.

ROIVANT SCIENCES LTD.

By:	/s/ Matt Maisak
Name: Matt Maisak
Title: Authorized Signatory

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Matthew Gline	Chief Executive Officer and Director (principal executive officer)	March 31, 2022
Matthew Gline

/s/ Richard Pulik	Chief Financial Officer (principal financial officer)	March 31, 2022
Richard Pulik

/s/ Rakhi Kumar	Chief Accounting Officer (principal accounting officer)	March 31, 2022
Rakhi Kumar

*	Director	March 31, 2022
Vivek Ramaswamy

*	Director	March 31, 2022
Andrew Lo

*	Director	March 31, 2022
Patrick Machado

*	Director	March 31, 2022
Keith Manchester

*	Director	March 31, 2022
Ilan Oren

*	Director	March 31, 2022
Masayo Tada

*	Director	March 31, 2022
James C. Momtazee

/s/ Matt Maisak
*By:	Matt Maisak
Attorney-in-fact